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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement No. 333-77739 on Form S-8 of Kilroy Realty Corporation, Amendment No. 1 to Registration Statement No. 333-45097 of Kilroy Realty Corporation on Form S-3, and Registration Statement No. 333-43227 of Kilroy Realty Corporation on Form S-8 of our report on the April 1998 Acquisition dated June 12, 1998, appearing in this Current Report on Form 8-K of Kilroy Realty Corporation dated July 9, 1999.

/s/ Deloitte & Touche LLP

Los Angeles, California
July 9, 1999